EXHIBIT 99.1

Coffee Holding Co., Inc. Reports Record Sales and Year End Results

STATEN ISLAND, N.Y., Jan. 26, 2012 (GLOBE NEWSWIRE) -- Coffee Holding Co., Inc. (Nasdaq:JVA) today announced its operating results for the year ended October 31, 2011. In this release, the Company:

•	Reports record net sales of $146,755,165 for the fiscal year ended October 31, 2011;

•	Reports sales growth of 75.8% for the fiscal year ended October 31, 2011 compared to the fiscal year ended October 31, 2010;

•	Reports net income of $811,930, or $0.15 per share (basic) and $0.14 per share (diluted) for the fiscal year ended October 31, 2011; and

•	Reports payment of $0.12 in quarterly dividends in fiscal 2011 as compared to $0.06 paid during the last two quarters of fiscal 2010.

The Company had net income of $811,930, or $0.15 per share (basic) and $0.14 per share (diluted) for the year ended October 31, 2011 compared to a net income of $2,389,361, or $0.44 per share (basic and diluted) for the year ended October 31, 2010. The decrease in net income primarily reflects realized and unrealized hedging losses during fiscal 2011 as discussed below.

Net sales totaled $146,755,165 for the fiscal year ended October 31, 2011, an increase of $63,263,198, or 75.8%, from $83,491,967 for the fiscal year ended October 31, 2010. The increase in net sales reflects higher coffee prices during the fiscal year ended 2011 as compared to the fiscal year ended 2010, as well as an increase in pounds of coffee sold as we surpassed 48 million pounds sold in a fiscal year for the first time in the history of the Company.

Cost of sales for the fiscal year ended October 31, 2011 was $138,210,277, or 94.2% of net sales, as compared to $72,931,626, or 87.3%, of net sales for the fiscal year ended October 31, 2010. Cost of sales consists primarily of the cost of green coffee and packaging materials and realized and unrealized gains or losses on hedging activity.  The increase in cost of sales primarily reflects the increased cost of green coffee and our realized and unrealized losses on hedging activities. We had green coffee purchases of $125,478,382 million and $64,888,163 million for the fiscal years ended 2011 and 2010, of which approximately $25.3 million and $19.3 million for the fiscal years ended 2011 and 2010, respectively, were from a related party. In addition, we had net realized and unrealized hedging losses of approximately $1,222,735 and $2,143,057, respectively, during fiscal 2011 as compared to net realized and unrealized hedging gains of approximately $1,175,028 and $198,193, respectively, during fiscal 2010. Extreme volatility in green coffee prices negatively impacted our hedging activities.

Total operating expenses increased $800,555, or 12.2%, to $7,345,152 for the fiscal year ended October 31, 2011 from $6,544,597 for the fiscal year ended October 31, 2010 due to an increase in selling and administrative expense, partially offset by no bonuses paid to our executive officers.  Selling and administrative expenses increased $906,356, or 15.6%, to $6,715,753 for the year ended October 31, 2011 from $5,809,397 for 2010.  The increase in selling and administrative expenses reflects several factors, including increases of approximately $391,000 in labor and related taxes, $25,000 in advertising costs, $79,000 in insurance cost, $66,000 in rent expense, $130,000 in bank and credit card fees, $72,000 in licenses, $95,000 in freight costs, $84,000 in travel/show and demo costs, and $62,000 in charitable donations, partially offset by a decrease of approximately $144,000 in professional fees. The increase in selling and administrative expenses was due primarily to the fact that our "OPTCO subsidiary was part of our company for the entire twelve months of the fiscal year ended 2011 as compared to five and half months during the fiscal year ended 2010.

"2011 was a successful growth year for the Company. We had record net sales of approximately $146.7 million and for the first time in our history we surpassed 48 million pounds of coffee sold during the fiscal year. The growth was driven by an increase in sales in all areas of our business - green coffee, private label, Café Caribe, OPTCO and Generations Coffee Company," said Andrew Gordon, President and Chief Operating Officer.

"That said, our cost of sales for the fiscal year were negatively impacted by realized and unrealized losses on our hedging activities during the third and fourth quarters. Outside market forces greatly influenced the daily performance of many asset classes, most notably agricultural commodities and coffee was no exception. Extreme volatility in green coffee prices during the second half of fiscal 2011 negatively impacted the market. For example, in mid August, coffee prices increased $0.50 per pound, or 21%, in just under three weeks, followed by a decrease of $0.60 per pound, or 21%, in the following four week period. As a result of this extreme volatility in coffee prices, our hedging policies, which in the past were highly successful, proved to be inefficient as the market became more and more irrational on a daily basis. A lack of liquidity in the market as more and more players opted to exit the coffee futures market made it more and more difficult for us to maintain our positions. Increased margin pressures and constraints in our short term cash positions, led to our decision to tap the capital markets to strengthen our balance sheet. We also subsequently elected to take short term losses and close out the vast majority of our derivative positions in the New York Arabica market, while continuing to hold our positions in the London Robusta market, rather than risk potentially greater losses resulting from further volatility in the coffee markets which was beyond our control," added Mr. Gordon.

"Going forward, as a result of our significant growth, combined with the change in our revenue mix, we believe we may be less reliant on our past hedging practices since we believe we will be less exposed to market conditions, which could negatively expose us on the sales of our existing and contracted inventories, as well as exposure to our roasted private label accounts where we need to follow national brands regarding implementing price increases. While we do intend to continue to use hedging as part of our overall corporate strategy, we expect that it will be utilized to a lesser extent and we believe this will have less impact on future operating results, giving our investors more transparency as to our gross margins," continued Mr. Gordon.

"Going into fiscal 2012, we believe that with our strong balance sheet and working capital of approximately $19.7 million as of October 31, 2011, combined with our strong strategic alliances, we are well positioned to continue to increase our sales, which we believe will result in more traditional levels of profitability. We intend to continue our dividend program throughout fiscal 2012," added Mr. Gordon. Lastly, in an effort to continue to build shareholder value, I have reduced my base salary as of January 1, 2012 by 10% and neither myself nor David Gordon received bonuses for fiscal 2011," Mr. Gordon added.

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family-operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company's private label and branded coffee products are sold throughout the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi-unit retail customers.

Any statements that are not historical facts contained in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including the Company's outlook for future growth and the potential impact of its hedging activities. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. We have based these forward-looking statements upon information available to management as of the date of this release and management's expectations and projections about certain future events. It is possible that the assumptions made by management for purposes of such statements may not materialize. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, hedging activities, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
OCTOBER 31, 2011 AND 2010

	2011	2010

- ASSETS -
CURRENT ASSETS:
Cash	$4,244,335	$1,672,921
Commodities held at broker	-	275,499
Accounts receivable, net of allowances of $269,611 for 2011 and $197,078 for 2010	16,021,581	8,852,372
Inventories	13,475,855	8,190,420
Prepaid green coffee	388,754	1,335,676
Prepaid expenses and other current assets	275,679	502,852
Prepaid and refundable income taxes	377,972	9,521
Deferred income tax asset	896,400	55,659
TOTAL CURRENT ASSETS	35,680,576	20,894,920

Machinery and equipment, at cost, net of accumulated depreciation of $2,191,566 and $1,765,867 for 2011 and 2010, respectively	1,661,759	1,560,940
Customer list and relationships, net of accumulated amortization of $11,250 and $3,750 for 2011 and 2010, respectively	138,750	146,250
Trademarks	180,000	180,000
Goodwill	440,000	440,000
Deposits and other assets	677,606	699,029
TOTAL ASSETS	$38,778,691	$23,921,139

- LIABILITIES AND STOCKHOLDERS’ EQUITY -

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$12,379,414	$7,124,072
Line of credit	1,820,109	2,306,749
Due to broker	1,867,558	-
Income taxes payable	100	234,744
Contingent liability	-	41,000
TOTAL CURRENT LIABILITIES	16,067,181	9,706,565

Deferred income tax liabilities	35,900	17,659
Deferred rent payable	146,921	124,756
Deferred compensation payable	538,707	540,642
TOTAL LIABILITIES	16,788,709	10,389,622
STOCKHOLDERS’ EQUITY:
Coffee Holding Co., Inc. stockholders’ equity:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 6,456,316 and 5,579,830 shares issued for 2011 and 2010, respectively; 6,372,309 and 5,490,823 shares outstanding for 2011 and 2010, respectively	6,456	5,580
Additional paid-in capital	15,884,609	7,581,973
Contingent consideration	19,500	39,000
Retained earnings	6,268,326	6,151,054
Less: Treasury stock, 84,007 and 89,007 common shares, at cost for 2011 and 2010	(272,133)	(295,261)
Total Coffee Holding Co., Inc. Stockholders’ Equity	21,906,758	13,482,346
Noncontrolling interest	83,224	49,171
TOTAL EQUITY	21,989,982	13,531,517
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$38,778,691	$23,921,139

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FISCAL YEARS ENDED OCTOBER 31, 2011 AND 2010

	2011	2010

NET SALES	$146,755,165	$83,491,967

COST OF SALES (which include purchases of approximately $25.3 million and $19.3 million in fiscal years 2011 and 2010, respectively, from a related party)	138,210,277	72,931,626

GROSS PROFIT	8,544,888	10,560,341

OPERATING EXPENSES:
Selling and administrative	6,715,753	5,809,397
Officers’ salaries	629,399	735,200
TOTAL	7,345,152	6,544,597

INCOME FROM OPERATIONS	1,199,736	4,015,744
OTHER INCOME (EXPENSE):
Interest income	150,442	94,355
Other income and gains	14,848	-
Interest expense	(289,521)	(237,348)
TOTAL	(124,231)	(142,993)

INCOME BEFORE PROVISION FOR INCOME TAXES AND
NONCONTROLLING INTEREST IN SUBSIDIARY	1,075,505	3,872,751

Provision for income taxes	229,522	1,479,489

NET INCOME BEFORE NONCONTROLLING INTEREST IN SUBSIDIARY	845,983	2,393,262
Less: Net income attributable to the noncontrolling interest in subsidiary	(34,053)	(3,901)

NET INCOME ATTRIBUTABLE TO COFFEE HOLDING CO., INC.	$811,930	$2,389,361

Basic earnings per share	$.15	$.44

Diluted earnings per share	$.14	$.44

Dividends declared per share	$.12	$.06

Weighted average common shares outstanding:
Basic	5,563,802	5,463,837
Diluted	5,835,802	5,468,439

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FISCAL YEARS ENDED OCTOBER 31, 2011 AND 2010

	Common Stock $.001 Par Value		Treasury Stock		Capital	Additional Paid - in Earnings	Retained Consideration	Contingent Interest	Non-Controlling Total
	Number of		Number of
	Shares	Amount	Shares	Amount

Balance, 10/31/09	5,440,823	$5,530	89,007	$(295,261)	$7,327,023	$4,095,671	$-	$45,270	$11,178,233

Stock issued	50,000	50	-	-	254,950	-			255,000

OPTCO							39,000		39,000

Dividend						(333,978)			(333,978)

Net income						2,389,361			2,389,361

Non-Controlling
Interest	-	-	-	-	-	-	-	3,901	3,901

Balance, 10/31/10	5,490,823	$5,580	89,007	$(295,261)	$7,581,973	$6,151,054	$39,000	$49,171	$13,531,517

Stock issued	890,000	890			8,330,900	-			8,331,790

OPTCO	5,000		(5,000)	23,128	(3,628)		(19,500)		-

Shares cancelled	(13,514)	(14)			(24,636)				(24,650)

Dividend						(694,658)			(694,658)

Net income						811,930			811,930

Non-Controlling
Interest	-	-	-	-	-	-	-	34,053	34,053

Balance, 10/31/11	6,372,309	$6,456	84,007	$(272,133)	$15,884,609	$6,268,326	$19,500	$83,224	$21,989,982

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED OCTOBER 31, 2011 AND 2010

	2011	2010
OPERATING ACTIVITIES:
Net income	$845,983	$2,393,262
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	433,199	469,787
Unrealized loss (gain) on commodities	2,143,057	(198,193)
Stock cancellation	(24,650)	-
Bad debt expense	72,533	17,618
Deferred rent	22,165	25,689
Deferred income taxes	(822,500)	112,500
Changes in operating assets and liabilities:
Accounts receivable	(7,241,742)	1,304,231
Inventories	(5,285,435)	(1,580,353)
Prepaid expenses and other current assets	227,173	(39,482)
Prepaid green coffee	946,922	(1,379,306)
Prepaid and refundable income taxes	(368,451)	26,547
Accounts payable and accrued expenses	5,214,342	468,156
Deposits and other assets	19,488	(59,596)
Income taxes payable	(234,644)	(218,768)
Net cash (used in) provided by operating activities	(4,052,560)	1,342,092

INVESTING ACTIVITIES:
Purchase of assets of OPTCO – net cash paid	-	(2,259,924)
Purchases of machinery and equipment	(526,518)	(363,763)
Net cash used in investing activities	(526,518)	(2,623,687)

FINANCING ACTIVITIES:
Advances under bank line of credit	128,456,096	84,750,863
Principal payments under bank line of credit	(128,942,736)	(83,235,742)
Proceeds from issuance of stock, net of offering costs	8,331,790	-
Payment of dividend	(694,658)	(333,978)
Net cash provided by financing activities	7,150,492	1,181,143

NET INCREASE (DECREASE) IN CASH	2,571,414	(100,452)

CASH, BEGINNING OF PERIOD	1,672,921	1,773,373

CASH, END OF PERIOD	$4,244,335	$1,672,921

COFFEE HOLDING CO., INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FISCAL YEARS ENDED OCTOBER 31, 2011 AND 2010

	2011		2010
SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid		$289,866	$241,371
Income taxes paid		$1,041,731	$1,585,757

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING ACTIVITIES:
On May 17, 2010, the Coffee Holding Co., Inc. acquired substantially all of the assets of OPTCO:
Assets acquired:
Inventory	$		$1,809,924
Equipment			15,000
Customer list and relationships			150,000
Trademarks			180,000
Goodwill			440,000
Total assets acquired:			2,594,924
Purchase of assets funded by:
Contingent liability			41,000
Contingent consideration			39,000
Common stock, par value $.001 per share, 50,000 shares			50
Additional paid-in capital			254,950
			335,000

Net cash paid	$		$2,259,924

CONTACT: Andrew Gordon, President & CEO
                     (718) 832-0800